UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200, Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders was held virtually on May 21, 2013. As of the close of business on the record date for the meeting, which was March 25, 2013, there were 14,357,179 shares of common stock and 639,840 depositary shares outstanding and entitled to vote at the meeting. Each share of common stock and each depositary share was entitled to one vote per share. The final voting results for each of the proposals submitted to a vote of Company stockholders at the Annual Meeting are set forth below.

1.	Proposal for the election of eight directors to the Board of Directors to serve for a one-year term. The following directors were elected based on the votes listed below:

Nominee	For	Withheld	Broker Non-Vote
Keith E. Alessi	9,154,801	237,949	4,388,368
Gail E. Hamilton	9,159,259	233,491	4,388,368
Michael G. Hutchinson	9,167,782	224,968	4,388,368
Robert P. King	9,179,337	213,413	4,388,368
Richard M. Klingaman	9,164,521	228,229	4,388,368
Craig R. Mackus	9,167,757	224,993	4,388,368
Jan B. Packwood	9,156,338	236,412	4,388,368
Robert C. Scharp	9,159,042	233,708	4,388,368

2.
Proposal for an advisory vote on executive compensation. The proposal passed on a vote of 9,251,318 in favor, which represented 98.49% of the votes cast on this proposal, 128,906 against, 12,526 abstentions, and 4,388,368 broker non-votes.

3.
Proposal for the ratification of the appointment by the Audit Committee of Ernst & Young LLP as principal independent auditor for fiscal year 2013. The proposal passed on a vote of 13,727,013 in favor, 36,035 against and 18,070 abstentions.

In light of the stockholder vote in 2011, the Company has determined that it will hold a non-binding advisory vote to approve the Company's compensation of its named executive officers as disclosed in its annual meeting proxy statement (a “say-on-pay vote”) every year until it next holds a non-binding stockholder advisory vote on the frequency with which the Company should hold future say-on-pay votes, which vote will appear in the 2014 proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: May 22, 2013	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton General Counsel and Secretary

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